UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SHOE PAVILION, INC.

 (Name of Registrant as Specified in its Charter)

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Note: PDF provided as a courtesy

SHOE PAVILION, INC.

13245 Riverside Drive, Suite 450
Sherman Oaks, CA 91423

May 4, 2007

To the Stockholders of Shoe Pavilion, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Shoe Pavilion, Inc. The meeting will be held at 9:00 a.m. Pacific Time on Tuesday, May 29, 2007, at Shoe Pavilion's corporate headquarters located at 13245 Riverside Drive, Suite 450, Sherman Oaks, California 91423. We look forward to meeting as many of our stockholders as possible.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. As a beneficial owner, you can vote your shares by marking your votes on the enclosed proxy card. If you vote on the enclosed proxy card, you must sign, date and mail the proxy card in the enclosed envelope. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

On behalf of the Board of Directors and the employees of Shoe Pavilion, I would like to express my appreciation for your continued interest in the affairs of the Company.

Sincerely,

Dmitry Beinus
Chief Executive Officer and Chairman of the Board

SHOE PAVILION, INC.

Notice of the 2007 Annual Meeting of Stockholders
of Shoe Pavilion, Inc.

Notice is hereby given that the Annual Meeting of Stockholders of Shoe Pavilion, Inc. (the "Company") will be held at the corporate headquarters located at 13245 Riverside Drive, Suite 450, Sherman Oaks, California 91423 on Tuesday, May 29, 2007, at 9:00 a.m. Pacific Time for the following purposes:

1. To elect five directors to serve on the Board of Directors until the next Annual Meeting and until their successors are duly elected and qualified (Proposal 1);

2. To consider and act upon a proposal to amend and restate the Non-Employee Director Stock Option Plan (Proposal 2);

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 29, 2007 (Proposal 3); and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder, for any purpose germane to the Meeting, at the Meeting and for ten days prior to the Meeting during ordinary business hours at 13245 Riverside Drive, Suite 450, Sherman Oaks, California 91423, the Company's principal place of business.

Dated: May 4, 2007

By Order of the Board of Directors

Bruce L. Ross, Secretary

STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

SHOE PAVILION, INC.

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Shoe Pavilion, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on May 29, 2007, and at any adjournment thereof for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about May 4, 2007.

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. The Company's Board of Directors does not know of, and does not presently intend to bring, any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes for election of directors and/or for any other proposal), the proxy will confer discretionary authority on the proxy holders to vote all shares covered by the proxy cards in their discretion. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

VOTING SECURITIES

Only stockholders of record on the books of the Company as of 5:00 p.m., March 30, 2007 will be entitled to vote at the Annual Meeting.

As of the close of business on March 30, 2007, there were 9,540,629 shares of common stock outstanding. Each of the Company's stockholders is entitled to one vote for each share of common stock held as of the record date. The holders of a majority of the outstanding shares of the stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Director elections are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting. The ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company requires the affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting. If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all matters, but will not be considered to be represented at the Annual Meeting for purposes of calculating the votes cast with respect to such matter. Thus, while abstentions and broker non-votes will have no effect on the outcome of the election of directors, abstentions and broker non-votes will have the same effect as negative votes on the proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the year ending December 29, 2007.

Stockholder proposals for this Annual Meeting were required to be submitted to the Company no later than January 14, 2007. No stockholder proposals were received, and management is not aware of any other matters to be presented for action at the Annual Meeting, other than those stated in the Notice of Meeting. If any other matters properly come before the Annual Meeting, however, the proxies solicited hereby will be voted by the proxy holders in accordance with the recommendations of the Board of Directors.

PROPOSAL 1

ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of the Board of Directors, as provided by Delaware law and the Company's By-laws. The Board of Directors establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by the Company's officers and employees. The directors are kept informed of the Company's operations at meetings of the Board, through reports and analyses prepared by, and discussions with, the Company's management.

The five persons named below have been nominated to serve on the Board of Directors until the 2008 Annual Meeting of the Stockholders or until their successors are elected and qualified. The age and a brief biographical description of each director nominee are set forth below. The information appearing below and certain information regarding beneficial ownership of securities by such nominees contained in this proxy statement has been furnished to the Company by the nominees. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substituted nominees as designated by the Board of Directors.

Required Vote

Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker non-vote will not be treated as entitled to vote on this matter and will have no effect on the outcome.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election as Directors

Nominees for Director	Age	Business Experience During Past Five Years and Other Information	Served as Director Since

Dmitry Beinus	55	Mr. Beinus has served as Chairman of the Board, President and Chief Executive Officer since the founding of the Company in 1979.	1979

Peter G. Hanelt	62

Since November 2003, Mr. Hanelt has been a self-employed business consultant. He served as Chief Operating Officer and Chief Restructuring Officer of the Good Guys, Inc., a regional consumer electronics retailer, from December 2001 through July 2003 and through October 2003 as a consultant. From October 1998 to June 2001, Mr. Hanelt served as Chief Executive Officer and director of Natural Wonders, Inc., a national specialty retailer of nature and science merchandise. Mr. Hanelt is the Chairman of the Board of Directors of Silicon Image, Inc., a publicly traded semiconductor company. He also serves as a director of Patelco Credit Union, a not-for-profit company and InterHealth Nutraceuticals, Inc., a privately-held company.

			1997

Ann Iverson	62

Since 1996, Mrs. Iverson has been President and Chief Executive Officer of International Link, Inc., a retail and wholesale consulting firm for U.S. and foreign companies. She also acted as Chairman of the Board for Brooks Sports from 2000 to 2004. Prior to 1996, Mrs. Iverson held CEO positions for Laura Ashley Holdings plc, KayBee Toys and Mothercare plc, after holding Senior Management positions with Bloomingdale's, Dayton Hudson and U.S. Shoe. In addition to running International Link, Inc., Mrs. Iverson is also currently a member of the Board of Directors of Owens Corning and a member of the Board of Trustees for Thunderbird School of International Management.

			2006

Randy Katz	53	Since January 2000, Mr. Katz has been a partner with Bryan Cave LLP, practicing business law in the firm's Irvine, California, office. For the eight years prior to that, he had been a partner with Arter & Hadden LLP, resident in that firm's Irvine, California office.	2006

Mark J. Miller	55	Mr. Miller has been Chairman and Chief Executive Officer of Ultimate Shopping Network, a direct marketer of value-priced branded goods using television since 2005. From 2004 to 2005, Mr. Miller served as Chief Operating Officer of Genius Products, Inc., a publicly traded film entertainment company. From 2003 to 2004, Mr. Miller was President and Chief Operating Officer of ESports Arena, an entertainment technology company. From 2000 to 2003, Mr. Miller was Division President of Boombuy, a start-up business that sold closeout merchandise to Fortune 500 employers over the internet.	2006

None of the directors, nominees for director or executive officers was selected pursuant to any arrangement or understanding, other than the directors and executive officers of the Company acting solely in their capacity as such. There are no family relationships among directors, nominees for director or executive officers of the Company. The Company's executive officers serve at the discretion of the Board of Directors.

Compensation of Directors

Effective with the annual meeting on June 16, 2006, Directors who are not employees of the Company are paid director fees consisting of a retainer of $10,000 per fiscal year, plus a per meeting fee of $750. In addition, Audit and Compensation Committee chairs are paid $5,000 per fiscal year for their service in chairing the committees. Under the Company's Non-Employee Director Stock Plan, directors other than Mr. Beinus will each be automatically granted at the Annual Meeting, and at each subsequent Annual Meeting at which they are reelected as directors, either: (i) 600 shares of restricted common stock (subject to stockholder approval of Proposal 2 in this Proxy Statement); or (ii) options to purchase 2,500 shares of common stock.

Non-Employee Director Compensation Table for 2006

The following information outlines the compensation paid to non-employee directors, including annual Board of Directors and chair of committee fees, and meeting attendance fees for fiscal 2006.

	Fees Earned			Non-Equity
	or Paid	Stock	Option	Incentive Plan	All Other
Name	in Cash ($)	Awards ($)	Awards ($) (1)	Compensation ($)	Compensation ($)	Total ($)

Peter G. Hanelt	18,000	-	4,192	-	-	22,192

Ann Iverson	13,500	-	2,861	-	-	16,361

Randy Katz	9,750	-	2,861	-	-	12,611

Mark J. Miller	9,750	-	2,861	-	-	12,611

(1) The grant date fair value of the option grants made to the Directors in 2006 is as follows: Peter G. Hanelt, $7,800,
Ann Iverson, $23,400, Randy Katz, $23,400 and Mark J. Miller, $23,400.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

The Board of Directors is committed to sound and effective corporate governance practices. In this regard, the Board of Directors has formally adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees as required by Nasdaq listing standards. This Code of Business Conduct and Ethics is publicly available on the Company's website at www.shoepavilion.com.

Independence of Directors

The Board of Directors has determined that the majority of the Board is comprised of "independent directors" within the meaning of applicable Nasdaq listing standards. The independent directors in 2006 included Peter G. Hanelt, Ann Iverson, Randy Katz and Mark J. Miller.

Board Committees

The Board of Directors currently has three standing committees: the Audit Committee; the Compensation Committee; and the Governance and Nominating Committee. The Board of Directors adopted charters for the Audit, Compensation and Governance and Nominating Committees. Copies of these charters are publicly available on the Company's website at www.shoepavilion.com. All members of the three committees are independent within the meaning of applicable Nasdaq listing standards.

Audit Committee

The Audit Committee has three members: Peter G. Hanelt (Chair); Ann Iverson; and Randy Katz. The Committee met six times in 2006.

The Audit Committee's role includes the oversight of the Company's financial, accounting and reporting processes; its system of internal accounting and financial controls and compliance with related legal and regulatory requirements; the appointment, engagement, termination and oversight of the Company's independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of the annual audit, overseeing the independent auditors' audit work; review and pre-approval of any audit and non-audit services that may be performed by them; review with management and the independent auditors the adequacy of the Company's internal financial controls; and review of the Company's critical accounting policies and the application of accounting principles. See "Report of the Audit Committee" contained in this proxy statement.

Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (the "SEC") for audit committee membership and is an "independent director" within the meaning of applicable Nasdaq listing standards. Each Audit Committee member meets the Nasdaq's financial knowledge requirements, and the Board of Directors has further determined that Peter G. Hanelt (i) is an "audit committee financial expert" as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC; and (ii) also meets the Nasdaq's professional experience requirements. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq.

Compensation Committee

The Compensation Committee has three members: Ann Iverson (Chair); Peter G. Hanelt; and Mark J. Miller. Ms. Iverson became the Chair of the Committee in June 2006. The Committee met six times in 2006.

The Compensation Committee is responsible for establishing and administering the policies and practices governing the annual compensation of executive officers, including cash compensation and equity incentive programs, and reviews and establishes annually the compensation of the Chief Executive Officer. It also is responsible for evaluating the performance of executive officers and senior management. As part of this process, the Compensation Committee meets with the Chief Executive Officer on an annual basis and reviews his recommendations on compensating executive officers as well as compensation policies and practices. The Compensation Committee also reviews and approves equity-based compensation grants to the Company's non-officer employees. All members of the Compensation Committee are outside directors who are not eligible to participate in any of the compensation programs that the Compensation Committee oversees.

Governance and Nominating Committee

The Governance and Nominating Committee was only recently organized and did not meet in 2006. The Committee members are: Peter G. Hanelt; Randy Katz; and Mark J. Miller.

Prior to 2006, the Company did not have a standing Governance and Nominating Committee. The Board had determined that due to the Company's relatively small size, the concentration of ownership and the small number of board members, a nominating committee would add an unnecessary level of corporate governance complexity. Instead, the function of such a committee was carried out by the Board of Directors as a whole. Moreover, under Nasdaq rules, the Company was a "controlled company" because more than 50% of its voting power was held by Dmitry Beinus, the Company's President and Chief Executive Officer. As a controlled company, it was exempt from Nasdaq's requirements regarding a nominating committee or its functional equivalent.

The Governance and Nominating Committee's principal functions will be to (i) ensure written charters are prepared for each standing committee; (ii) periodically review the Company's Code of Business Conduct and Ethics; (iii) periodically review the Company's Insider Trading Policy and recommend any changes for approval by the Board; (iv) review any director candidates, including those nominated or recommended by stockholders; (v) assist the Chairman of the Board in the annual evaluation of individual members of the Board and its standing committees;

and (vi) identify candidates to become members of the Board or its standing committees consistent with criteria established by the Board or its standing committees.

The Company does not have a policy with regard to consideration of director candidates nominated by the stockholders. Historically, the only candidates who have been nominated at the Company's annual meetings have been the nominees proposed by the Board of Directors, and, therefore, there has not been a need to have in place a set of procedures for stockholder nominations. Nevertheless, were a stockholder nomination to be delivered to the Company on or before the deadline for stockholder proposals, including all information required by Regulation 14A under the Securities Exchange Act of 1934, as amended, the Committee would consider any such proposed nominee in connection with its own deliberations. Any nominee should be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board, and not have other personal or professional commitments that would, in the Committee's judgment, interfere with or limit such candidate's ability to do so. Any nominee should also be prepared to represent the best interests of all of Shoe Pavilion's stockholders and not just one particular constituency.

Communications with the Board of Directors

Any stockholder who desires to contact the Board or specific members of the Board may do so electronically by sending an email to the following address: steng@shoepavilion.com. Alternatively, a stockholder can contact the Board or specific members of the Board by writing to: Stockholder Communications, Shoe Pavilion, Inc., 13245 Riverside Drive, Suite 450, Sherman Oaks, California 91423.

Attendance at Meetings

The Board of Directors conducted nine meetings in 2006. During 2006, there were no members of the Board of Directors who attended fewer than 75% of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee (i) was, during fiscal 2006, or had previously been, an officer or employee of the Company or its subsidiaries nor (ii) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company, in each case that would require disclosure under applicable rules of the SEC. No other interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the Compensation Committee (or a committee performing equivalent functions, or the full Board) or an executive officer of any other entity, on the other hand.

Related Party Transactions

There were no related party transactions in fiscal 2006. Under its charter, the Audit Committee of the Board is responsible for reviewing and approving any proposed related party transaction. To the extent that approval of a related party transaction might call for a waiver of the Company's Code of Business Conduct and Ethics, the Board could also be involved in such an approval, if one were to be granted. The Board may also consider and approve related party transactions in other circumstances. The types of transactions covered by the policy include payments for products or services to or indebtedness to or from, related parties, as defined in Item 404 of Regulation S-K under the Exchange Act. There are at present no written or otherwise established policies for reviewing and approving related party transactions, except the statement in the Audit Committee charter noted above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Under the supervision of the Compensation Committee, we have developed and implemented executive compensation practices that we believe allow us to attract, retain, motivate and appropriately reward the talented individuals we need to continue Shoe Pavilion's growth as an independent off-price footwear retailer. These practices are also intended to align the interests of our executives with those of our long-term stockholders. We believe that our executive compensation practices result in executive compensation that is competitive and appropriate.

Objectives of the Program

We believe that executive compensation should be directly linked to our corporate performance and as well as stockholder value. As such, the following principles influence and guide our executive compensation practices:

  Compensation levels should be sufficiently competitive to attract and retain talented executives. Our overall compensation levels are targeted to attract and retain the superior talent we need to achieve and maintain our business goals. We believe this means that total compensation should be at the median of our peer group.
  Compensation should reflect position and responsibility. Total compensation generally increases with position and responsibility, therefore we believe a greater percentage of total compensation should be at risk as position and responsibility increase. Thus, executives with greater roles in, and responsibility for, achieving Shoe Pavilion's performance goals should bear a greater proportion of the risk if those goals are not achieved and should receive a greater proportion of the reward if goals are met or surpassed. Current elements of compensation that are at risk include annual incentive bonuses and stock options.
  Compensation should relate to and reward corporate and individual performance. Executive compensation is tied to corporate and individual performance. Annual bonuses for management employees, including executives, are linked directly to various components of our performance as a whole as well as to individual levels of performance. Our financial and business performance is measured relative to pre-established performance targets. If our performance is above targeted levels, executives may receive higher bonuses. Likewise, corporate performance below targeted levels may result in lower bonuses or no bonus at all. Actual bonus payments for each executive are tied in part to individual performance. Equity-based compensation, consisting of stock options, is by its nature tied to our longer-term financial performance.
  Compensation should be balanced between cash and equity-based compensation and balanced between forms of equity-based compensation. We believe that equity ownership encourages executives to behave like owners and provides a clear link between the interests of executives and those of our stockholders. In addition, as the level of responsibility increases, executives generally have greater influence over our long-term stock performance. As such, we believe that a portion of our executives' total compensation should be paid in the form of equity and that the ratio of equity-based compensation to cash compensation should increase as position and level of responsibility increase. Executives currently receive all of their equity-based compensation in the form of stock options.
  Compensation should provide a mix of current, annual and long-term compensation. We strive to hire and retain executives who are focused upon the long-term success of our company. We achieve this goal by providing a mix of current, annual and long-term compensation. Current compensation is intended to provide an immediate financial incentive to our executives. Annual and long-term compensation are intended to focus executives on our longer-term achievements. Current compensation is represented by salary; annual compensation includes annual performance-based bonuses and discretionary bonuses; and long-term compensation includes equity-based compensation (such as stock options) and certain 401(k) plan, severance and change-in-control benefits.

The Committee has the discretion to use these principles, along with certain benefits, in proportions that will most effectively accomplish our objectives. The Committee may decide to realign the compensation package to place greater emphasis on annual incentive plan or long-term compensation, depending on the current focus of our business and the market cycle. Each of the elements of the executive compensation program is discussed in more detail below.

Overview of Compensation Practices

The Compensation Committee regularly reviews our compensation practices, including the methodologies for setting employee and officer salaries. The Compensation Committee also strives to make our compensation competitive by benchmarking our practices and compensation levels against comparable companies within our industry. For these and other market-based reasons, we have been adopting more formal compensation procedures.

Our chief executive officer is not on our Compensation Committee. The Compensation Committee is comprised solely of independent directors, as required by the Nasdaq corporate governance rules. As discussed below, the Compensation Committee does look to our CEO for recommendation and guidance in determining appropriate compensation for the executive officers who report to him.

How Shoe Pavilion Determines Compensation for Our Executives

Performance Evaluation: CEO

The Compensation Committee evaluates our CEO's performance based on:

  our financial performance;
  the achievement of our long-term strategic objectives;
  the CEO's individual goals; and
  the development of our management team.

The Compensation Committee also reviews total compensation benchmark information and then sets the CEO's compensation, based on the market comparison and performance assessment.

Performance Evaluations: Named Executive Officers other than the CEO

Each year, our CEO submits a performance assessment and compensation recommendation for each of the other named executive officers to the Compensation Committee. The performance evaluation is based on factors such as:

  achievement of individual and company objectives;
  contribution to our overall performance; and
  leadership accomplishments.

The Compensation Committee also reviews total compensation benchmark information and either approves or adjusts the CEO's recommendation. The Committee has the authority to exercise discretion regarding individual performance awards.

Analysis of Aggregate Compensation in the Retail Industry

As noted above, the Compensation Committee strives to set executive compensation at competitive levels. This involves, among other things, establishing compensation levels that are generally consistent with levels at other companies with which we compete for talent. We refer to these other companies as our peer group. In general, market data is collected from publicly-available proxy statements. The Compensation Committee then benchmarks our executive compensation against our peer group. In particular, we benchmark total annual cash compensation (consisting of salary and bonus) and equity-based compensation. You can find more information about our benchmarking practices for each of these elements of compensation below under the heading "Elements of Executive Compensation."

Elements of Executive Compensation

As noted above, the aggregate compensation paid to the Company's executive officers is comprised of three primary components: base salary, incentive plan and long-term compensation. Each of these individual compensation components is determined based largely upon corporate performance in comparison to pre-established benchmarks. In addition, individual performance and competitive factors within the retail industry factor into the analysis to ensure that the Company can attract and retain executive officers as well as align their interests with the interest of the stockholders. Each of these components is described below in more detail.

Total Annual Cash Compensation

Total annual cash compensation consists of market-competitive salaries and performance-based bonuses. As noted above under the heading "Analysis of Aggregate Compensation in Retail Industry," we benchmark against our peer group when setting target levels for total annual cash compensation for our executives. The Compensation Committee believes that total annual cash compensation should generally be based on experience, complexity and difficulty of position and performance. We believe these target levels are necessary to allow us to meet our objective of attracting and retaining the superior talent we need to achieve and maintain our business goals.

Salary

Executive salaries are determined by the Compensation Committee and are designed to be competitive compared with prevailing market rates for equivalent positions. This involves setting salaries at levels that meet our total annual cash compensation targets discussed above. An executive's actual salary is based on a variety of additional factors, including level of responsibility, scope and impact of decision-making, experience and future potential. Salary increases are based upon periodic reevaluations of these factors and the performance of the executive in meeting individually assigned objectives.

During fiscal 2006, the Compensation Committee reviewed the base salaries of the named executive officers and adjusted those salaries based on an informal assessment of the competitive marketplace, the job performance of the respective individual and any changes in the scope of the duties and responsibilities assigned to each particular position. Although no specific formula was utilized in determining base salary levels, continued turnover of executive officers in the retail industry generally provides the Committee with a clear barometer of the competitive marketplace. The salary levels of new executive officers generally can be determined by the realities of this marketplace.

The Compensation Committee reviews executive salaries annually and at the time of a promotion or other change in responsibilities. For Fiscal 2006, our Chief Executive Officer Dmitry Beinus received a salary of $395,000, a 5.3% increase from the $374,509 salary he received in fiscal 2005. Mr. Beinus received a salary of $348,187 in fiscal 2004. Neil Watanabe resigned as our Chief Financial Officer in July 2006, and was replaced by Bruce Ross. The Compensation Committee set Messrs. Watanabe and Ross salaries at $225,000, based upon current market rates in the retail sector for experienced CFOs in companies our size. Our Chief Operating Officer, Robert Hall, received $165,000 in salary in fiscal 2006, a 9.2% in crease from his salary of $152,466 he received in fiscal 2005.

Incentive Plan

In March 2006, the Compensation Committee adopted the 2006 Management Incentive Plan (the "Incentive Plan"). The Incentive Plan is a component of our pay-for-performance strategy. The purpose of the Incentive Plan is to encourage superior employee performance that increases stockholder value by recognizing and rewarding (i) members of management who deliver exceptional performance that favorably impacts our financial results; and (ii) individual and team efforts that help us exceed our performance goals. Under the Incentive Plan each of our executive officers and other management personnel is eligible to receive a cash bonus based upon a pre-determined percentage of the participant's annual base salary. In addition to requiring that a participant achieve specific pre-determined goals, the Company must also have earned adjusted pretax income in fiscal year 2006 in excess of $5,424,000 (or 90% of the pretax earnings goal) in order for any cash bonuses to be paid under the Incentive Plan. Because the Company's fiscal 2006 pretax earnings were $3,194,000, no bonuses were paid under the Incentive Plan in fiscal 2006.

Long-Term Compensation

We believe that the third key element of executive compensation - employee equity ownership - is highly motivating and provides a major incentive to employees in building stockholder value. Accordingly, in 1998, we established the 1998 Equity Incentive Plan for our executive officers, other employees and consultants. Since the plan's inception, we have only granted stock option awards, although the plan does give the Compensation Committee, as the plan administrator, the flexibility to award other kinds of equity-incentive awards, including restricted stock awards, stock appreciation rights, performance units and performance shares.

Stock options are granted to executive officers to provide long-term incentives for the achievement of our strategic business plan, mission and values and to align the interests of executive officers with those of our stockholders. The Committee determines the size of any stock option to be granted on a basis consistent with the overall objectives and criteria outlined above, taking into consideration the particular executive's performance and level of responsibility within the Company, and the value to the Company of providing such executive with additional motivation toward achieving the Company's short and long-term financial and other goals. The Committee also considers previous grants of stock options and compares the number of options previously granted with those granted to other executive officers, taking into account each individual's level of responsibility, the expected future value of such individual to the organization, and the relationship between the additional incentive and the likelihood of the attainment of individual objectives.

The exercise price of the options granted under the Amended and Restated 1998 Equity Incentive Plan equal the fair market value on the date of grant which, in the case of our plan, means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or if there were no sales on such date, the weighted average of the mean between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Compensation Committee. However, in fiscal 2006, the exercise prices of option grants made to both of our Chief Financial Officers inadvertently were calculated based on the average of the five-day closing price of our stock immediately prior to their hiring. The use of this method resulted in Mr. Watanabe's and Mr. Ross' exercise prices being $0.02 and $0.03, respectively, above the fair market value on the date of grant.

During fiscal 2006, options to purchase 355,500 shares were granted to 10 employees under the Amended and Restated 1998 Equity Incentive Plan. Historically, Mr. Beinus has not been granted any stock options. Both he and the Compensation Committee felt that granting Mr. Beinus stock options would not further our stated executive compensation goals, given his already very substantial ownership of our stock. However, following our secondary offering in March 2006, when Mr. Beinus sold 1,450,000 shares of his stock as the selling stockholder, the historical practice regarding stock option grants was revisited. In May 2006, when stock option grants were made to our other executive officers, Mr. Beinus was granted options to purchase 100,000 shares.

Other Benefits

Discretionary Cash Bonus

In addition to the Incentive Plan, the Committee has the ability to grant discretionary cash bonuses to executive officers and members of management. In particular, the Committee may grant cash bonuses in order to provide adequate rewards in situations that may not have been anticipated by the performance objectives that were previously established. Because discretionary bonuses are not considered performance-based compensation for purposes of the tax deductible limits under the Internal Revenue Code 162(m), the cash bonuses may not be deductible. In fiscal 2006, the Committee awarded Dmitry Beinus a $75,817 cash bonus and Robert Hall a $15,000 cash bonus for superior work that improved the Company's financial performance and resulted in an increase in the price of the Company's stock. We also awarded Neil Watanabe a $25,000 cash bonus for his role in our secondary financing in March 2006.

Retirement Benefits

All of our employees are eligible to participate in the 401(k) plan (the "Plan") upon meeting the Plan's eligibility requirements. In order to participate in the Plan, employees must be at least 21 years of age and completed six months of service. Employees may elect to become participants on the first day of the month following the completion of the eligibility requirements. Participants may elect to defer a percentage of their eligible pay, between 1% and 15%, on a pre-tax basis every pay period. We may elect to make a matching and/or non-elective contribution to the Plan. A participant's personal contribution is not subject to vesting, our matching or non-elective contributions, if any, vest according to the following schedule:

Years of Service

Less than 2 years At least 2 years but less than 3 At least 3 years but less than 4 At least 4 years but less than 5 5 years or more 100%	0% 25% 50% 75% 100%

While we hope to continue the Plan indefinitely, we reserve the right to terminate, discontinue making contributions, amend or modify the Plan at any time. Termination of the Plan will result in 100% vesting in a participant's total account balance and distribution to the participants as soon as administratively feasible.

We do not provide any additional pension, supplemental or nonqualified benefits to our executive officers. Each of the executive officers is eligible to participate in the Plan on the same basis as all other eligible employees. We make discretionary matching contributions under the Plan on a non- discriminatory basis. Any matching contributions paid by us on behalf of the named executive officers are shown in the Summary Compensation Table.

Change of Control or Other Termination Benefits

We do not have a standard policy regarding severance and change of control benefits. However, under the provisions of the July 2006 employment agreement entered into by Bruce L. Ross, our Chief Financial Officer, if Mr. Ross is terminated without cause or upon a change in control, he is entitled to receive his salary and insurance benefits for the remainder of the term of his employment agreement. Mr. Ross is the only executive officer who has an employment agreement and no other executives have any agreements with us regarding severance or change of control benefits. The Amended and Restated 1998 Equity Incentive Plan provides for the acceleration of vesting of stock options upon a change of control.

Perquisites

We provide certain perquisites to our executive officers in order to provide security, convenience and support services to allow the executive officers to fully focus their attention on their responsibilities to Shoe Pavilion. In this regard, Dmitry Beinus received an auto allowance of $20,076 in 2006. This amount constitutes a perquisite in that the automobile is also utilized by Mr. Beinus for personal use.

In addition, our executive officers are entitled to various benefits that are available to employees generally, including: medical, dental and vision insurance and paid holidays and other time off with pay.

The Compensation Committee believes the perquisites and other benefits provided to executives are generally competitive with the benefit packages offered by companies in our peer group. From time to time, we obtain market data to confirm that these benefit programs remain competitive.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly-held corporation for certain compensation paid to certain executive employees in a taxable year to the extent that the compensation exceeds $1,000,000. However, certain performance-based compensation is not included in calculating the

$1,000,000 threshold. Stock options may qualify for this exclusion if the plan under which they are granted meets certain conditions. Our Amended and Restated 1998 Equity Incentive Plan currently contains limitations on the number of shares underlying options that may be granted to an optionee within any fiscal year. In no year has the compensation, including stock options, paid to any of our executive officers exceeded the $1,000,000 limit, and we do not believe that other components of compensation are likely to exceed $1,000,000 annually for any executive officer in the foreseeable future. Therefore, we have concluded that no further action with respect to qualifying such compensation for deductibility is necessary at this time. In the future, the Committee will reconsider this decision in the event that the individual compensation of any of the Company's executive officers approaches the $1,000,000 level.

Other Tax- and Accounting-Related Matters

During 2006, management and the Compensation Committee continued to monitor regulatory developments relating to Section 409A of the Internal Revenue Code, which imposes limitations and conditions on non-qualified deferred compensation plans and arrangements. We will amend our compensation arrangements as necessary to fully comply with Section 409A and any regulations issued thereunder.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2006.

Compensation Committee:

Ann Iverson, Chair
Pete G. Hanelt
Mark J. Miller

Summary Compensation Table

The following table shows the compensation of each named executive officer for the fiscal year ended December 30, 2006.

							Change in
							Pension
							Value and
							Nonqualified
							Defferred
Name and				Stock	Option	Non-Equity	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Incentive Plan	Earnings	Compensation	Total
Position	Year	($)	($) (2)	($)	($) (3)	Compensation (4)	($)	($) (5)	($)

Dmitry Beinus	2006	380,594	75,817	-	89,993	-	-	20,076	566,480
Chief
Executive
Officer

Bruce L. Ross	2006	100,637	-	-	88,213	-	-	-	188,850
Chief
Financial
Officer (1)

Robert Hall	2006	146,501	15,000	-	27,519	-	-	-	189,020
Chief
Operating
Officer

Neil Watanabe	2006	118,766	25,000	-	35,047	-	-	-	178,813
Former
Chief
Financial
Officer (1)

(1) Mr. Watanabe resigned as the Company's Chief Financial Officer in July 2006 and was replaced by Mr. Ross.
(2) Messrs. Beinus, Hall and Watanabe all received discretionary bonuses in 2006.
(3) The amounts shown represent the compensation expense the Company recognized in fiscal 2006 related to option awards in accordance with Financial Accounting Standards No. 123R, and therefore include amounts from awards granted in and prior to fiscal 2006. For a discussion of the valuation assumptions used, see Note 8 to the audited financial statements included in the Company's Annual Report on Form 10-K.
(4) No bonuses were paid under the Company's 2006 Management Incentive Plan.
(5) Mr. Beinus received an auto allowance of $20,076 in 2006.

Grants of Plan-Based Awards for 2006

								All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options

										Exercise or Base Price of Option Awards	Grant date Fair Value of Equity Awards
		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive
		Plan Awards			Plan Awards

	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Dmitry Beinus	5/18/2006	-	-	-	-	-	-	-	100,000	7.52	393,000

Bruce L. Ross	7/10/2006	-	-	-	-	-	-	-	150,000	7.08	556,500

Robert Hall	5/18/2006	-	-	-	-	-	-	-	10,000	7.52	39,300

Neil Watanabe	5/18/2006	-	-	-	-	-	-	-	50,000	7.52	196,500

Outstanding Equity Awards at 2006 Year-End

	Option Awards					Stock Awards

							Equity
			Equity			Equity	Incentive
			Incentive Plan			Incentive	Plan Awards:
			Awards:			Plan Awards:	Market or
	Number of	Number of	Number of			Number of	Payout Value
	Securities	Securities	Securities			Unearned	of Unearned
	Underlying	Underlying	Underlying			Shares, Units	Shares, Units
	Unexercised	Unexercised	Unexercised	Option		or Other	or Other
	Options	Options	Unearned	Exercise	Option	Rights That	Rights That
	Exercisable	Unexercisable	Options	Price	Expiration	Have Not	Have Not
Name	(#)	(#)	(#)	($)	Date	Vested	Vested

Dmitry Beinus	22,224	77,776	-	7.52	5/18/2016	-	-

Bruce L. Ross	12,500	137,500	-	7.08	7/10/2016	-	-

Robert Hall	50,000	-	-	7.00	2/23/2008	-	-
	15,000	-	-	1.94	6/27/2010	-	-
	50,000	50,000	-	1.28	2/20/2014	-	-
	2,224	7,776	-	7.52	5/18/2016	-	-

Neil Watanabe	-	-	-	-	-	-	-

Option Exercises and Stock Vested for 2006

	Option Awards		Stock Awards

	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Dmitry Beinus	-	-	-	-

Bruce L. Ross	-	-	-	-

Robert Hall	-	-	-	-

Neil Watanabe (1)	16,668	21,132	-	-

(1) Mr. Watanabe exercised 16,668 stock options in October 2006, with an exercise price of $5.55. In accordance with the terms of the Amended and Restated 1998 Equity Incentive Plan, pay for any share subject to a stock option may also be made by instructung the Company to withhold a number of such shares having a fair market value on the date of exercise equal to the aggregate exercise price of such stock option. In October 2006, Mr. Watanabe instructed the Company to withhold 13,564 shares based on the fair market value on that date of $92,506, to pay for the stock options. In return, Mr. Watanabe received 3,104 shares of the Company's common stock.

PROPOSAL 2

APPROVAL OF SECOND AMENDMED AND RESTATED
NON-EMPLOYEE DIRECTOR STOCK PLAN

Overview of Plan Amendments

The Shoe Pavilion, Inc. Non-Employee Director Stock Option Plan (the "Director Plan") was initially adopted by the Board of Directors and approved by the Company's stockholders in 1998. The Board has unanimously adopted an amendment to the Director Plan contingent upon stockholder approval of the proposed amendment at the Annual Meeting.

In June 2006, the Board of Directors approved an amendment to the existing Director Plan under which the Board would have the flexibility to grant non-employee directors either: (i) nonqualified stock options, as the Director Plan has historically provided; or (ii) an award of restricted stock in lieu of stock option grants. The Director Plan, as amended, provides that upon initial election to the Board, the newly-elected director will be entitled to receive either: (i) a grant of 7,500 nonqualified stock options, as the Director Plan has always provided; or (ii) 1,800 shares of restricted stock. In addition, each non-employee director standing for reelection will receive either: (i) a grant of 2,500 nonqualified stock options, as the Director Plan has historically provided; or (ii) an award of 600 shares of restricted stock. In both the initial election and reelection scenarios, the choice between granting stock options or shares of restricted stock will be in the sole discretion of the Plan Administrator. The Director Plan fixes a one-year vesting period from the date of grant applicable to the restricted stock awards.

In addition, the amendment to the Director Plan provides that either the Board of Directors as a whole, or the Compensation Committee of the Board may serve as the Plan Administrator of the Director Plan.

In order to more accurately reflect the new flexibility to grant both options and restricted stock awards, the Company has renamed the Director Plan the Shoe Pavilion, Inc. Non-Employee Director Stock Plan. In addition, because many provisions of the existing Director Plan required revision in order to provide for the possible grant of restricted stock awards, the Board of Directors is asking the stockholders to approve the Second Amended and Restated Stock Plan, which sets out the amended Director Plan in its entirety.

Other than adding the ability to grant restricted stock awards and to provide that the Compensation Committee may serve as the Plan Administrator, no other material changes have been made to the Director Plan, including increasing the number of shares of our common stock that are issuable under the Director Plan, which remains at 100,000. As of March 30, 2007, an aggregate of 67,500 shares of the Company's common stock were reserved for issuance under the Director Plan, of which 32,500 shares were reserved for outstanding options grants. Therefore, 35,000 shares of common stock are available for future stock option grants or restricted stock awards.

The following summary description of the Director Plan, as amended, is qualified in its entirety by reference to the full text of the Second Amended and Restated Director Plan that is attached to this Proxy Statement as Appendix A.

Description of the Second Amended and Restated Director Plan

Purpose. The purpose of the Director Plan is to provide a means to allow grants of stock options and restricted stock awards to non-employee directors in order to attract and retain the best available personnel and to promote the success of the Company's business.

Administration. The Director Plan is administered by the Board of Directors or, if the Board so delegates, the Compensation Committee of the Board (the "Plan Administrator"). The Plan Administrator, subject to the terms and conditions of the Director Plan, has the authority to determine all matters related to the Director Plan in its discretion, including the authority to determine whether options or restricted stock grants will be made to the non-employee directors, either at the time of their initial election or on the date of each succeeding annual stockholders meeting.

Stock Subject to the Director Plan. The Director Plan authorizes the issuance of up to 100,000 shares of common stock of which 35,000 shares remain available for future grants of stock options or restricted stock awards. Shares of common stock covered by an award granted under the Director Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the Director Plan that lapse, are canceled, forfeited or settled for cash revert to and are available for future grants under the Director Plan. The shares of stock deliverable under the Director Plan may consist in whole or in part of authorized and unissued shares or shares now held or subsequently acquired by the Company. The aggregate number of shares available for issuance under the Director Plan will be adjusted in the event of a change affecting the Company's capitalization, such as stock splits, reverse stock splits, stock dividends, combinations or reclassifications or the like.

Awards.   The Plan Administrator is authorized to grant nonqualified stock options and restricted stock awards under the Director Plan. Awards may consist of either of these grant types, in the sole discretion of the Plan Administrator.

Eligibility.   Awards may be granted to only to directors who are not employees of the Company or a parent or subsidiary of the Company. Currently, the Company has a total of four non-employee directors who are eligible to participate in the Director Plan.

Terms and Conditions of Awards. Under the amended terms of the Director Plan, upon initial election to the Board of Directors, each non-employee director will receive either a grant of 7,500 nonqualified stock options or 1,800 shares of restricted stock. On the date of each subsequent annual stockholder's meeting, each non-employee director will receive either a grant of 2,500 nonqualified stock options or 600 shares of restricted stock.

Nonqualified Stock Options. The exercise price of stock options granted under the Director Plan may not be less than the fair market value of the common stock on the date of grant. Fair market value under the Director Plan means the average of the highest and lowest quoted selling prices on the grant date. All stock options vest one year from the date of grant and are thereafter exercisable for five years. Payment of the exercise price of a stock option may be in cash. The Company may require, prior to issuing common stock under the Director Plan, that the participant remit an amount in cash sufficient to satisfy tax withholding requirements.

Restricted Stock. Restricted stock granted under the Director Plan vests one year from the date of grant. Prior to that time, the unvested shares are subject to forfeiture in the event the director's service as a director terminates for any reason. The Company may require, prior to issuing common stock under the Director Plan, that the participant remit an amount in cash sufficient to satisfy tax withholding requirements.

Unless determined otherwise by the Plan Administrator, options and shares of restricted stock may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the applicable laws of descent and distribution.

Capital Adjustments.   In the event of a stock split, reverse stock split, stock dividend, combination, reclassification or any increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, the number of restricted shares covered by each outstanding option and the number of shares which have been authorized for issuance under the Director Plan but as to which no options or restricted stock award have yet been granted or which have reverted to the Director Plan upon cancellation or expiration of an option or forfeiture of shares of restricted stock, as well as the exercise price of each outstanding option, shall be proportionately adjusted.

Corporate Transactions.   In the event of a Change in Control of the Company as defined in the Director Plan, all unvested awards of options or restricted stock then outstanding will be accelerated and deemed fully vested and exercisable, in the case of options, or free of all restrictions, in the case of restricted stock awards, as of the effective date of such change in control event. The Company will give each Director holding options at least 30 days' prior written notice of the anticipated effective date of any such change in control event. If the Company abandons or otherwise fails to close any such change in control event, then all exercises during the foregoing 30-day period shall be void and the options will be in place as though they were not exercised and the shares of restricted stock shall remain subject to the prior restriction.

Term, Termination and Amendment.   Unless earlier terminated by the Board of Directors, the Director Plan continues indefinitely. However, once the allocation of 100,000 shares has been issued under the Director Plan, a further amendment to the Director Plan will be required before additional options or restricted stock awards may be made. The Board of Directors may at any time amend the Director Plan, subject to stockholder approval to the extent required by applicable law, regulation, or stock exchange rules. The amendment, suspension or termination of the Director Plan or a portion thereof or the amendment of an outstanding award cannot, without the participant's consent, materially adversely affect any rights under any outstanding award.

Other Information.   Please refer to the "Compensation of Directors - Non-Employee Director Compensation Table for 2006" in this proxy statement, which provides information on the grants made in the last fiscal year.

Federal Income Tax Information

The following summary briefly describes the U.S. federal income tax consequences of awards under the Second Amended and Restated Director Plan, but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Participants in the Director Plan should consult their own professional tax advisors concerning tax aspects of awards under the Director Plan. Nothing in this proxy statement is written or intended to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. The discussion below concerning tax deductions that may become available to the Company under U.S. federal tax law is not intended to imply that the Company will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to federal tax laws, and is not covered by the summary below.

Stock option grants under the Director Plan are nonstatutory stock options, which are not intended to meet the requirements of incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, no federal income tax is payable by a participant upon the grant of a nonqualified stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a nonqualified stock option, he or she will be taxed on the difference between the fair market value of the common stock on the exercise date and the option price. The Company, in turn, will be entitled to a corresponding deduction on its income tax return.

A grantee of a restricted stock award recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, the grantee otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock on the date that it is no longer subject to a substantial risk of forfeiture. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the grantee held the shares for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture).

Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Code, within 30 days of the acquisition of common stock pursuant to the restricted stock award, to include in gross income as ordinary income for the year in which the common stock is received, the fair market value of the common stock on the date it is received. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received). Grantees of restricted stock awards are advised to consult their own tax advisors with regard to elections pursuant to Section 83(b) of the Code.

Subject to certain limitations, the Company may deduct for tax purposes an amount equal to the amount recognized by the grantee of a restricted stock award as ordinary income for the year in which such income is recognized.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE SHOE PAVILION, INC. SECOND AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK PLAN.

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 29, 2007. Deloitte & Touche LLP has acted as auditors for the Company since 1990. Although action by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders of the Company. If the stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

A majority of the shares present in person or by proxy and entitled to vote at the annual meeting is required for approval of this proposal.

Principal Accounting Fees and Services

The aggregate fees billed by Deloitte & Touche LLP to Shoe Pavilion for fiscal years 2006 and 2005 for professional services totaled $783,825 and $213,602, respectively. The fees described below are as follows:

  Audit Fees for the audit of the annual consolidated financial statements for fiscal 2006 and 2005 and reviews of the quarterly consolidated financial statements included in the Form 10-Q's for fiscal 2006 and 2005 were $496,300 and $149,012, respectively.
  Audit-Related Fees for services related to the secondary stock offering for fiscal 2006 were $217,555 and for services related to the preferred stock transactions for fiscal 2005 were $12,300.

  Tax Fees for services relating to transaction review, tax regulatory matters and tax return review for fiscal 2006 and 2005 were $68,470 and $50,790, respectively.

  All Other Fees for professional services rendered to the Company in fiscal 2006 and 2005 were $1,500 and $1,500, respectively.

A representative of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

Beginning May 6, 2003, the Company was required to obtain prior approval from the Audit Committee for all audit and permissible non-audit related fees incurred with the Company's independent auditors. Pursuant to the Pre-Approval Policy, all new projects (and fees) either must be authorized in advance under the guidelines set forth in the Pre-Approval Policy or approved in advance by the full Committee. The Committee does not currently have a separate written Pre-Approval Policy, although the Audit Committee Charter addresses the Pre-Approval Policy. All new projects and fees are pre-approved by Peter G. Hanelt, the Chairman of the Audit Committee, acting as the designated subcommittee for pre-approval purposes. Mr. Hanelt reports any such pre-approvals to the Committee at its next meeting.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP and has concluded that it is.

For more information on Deloitte & Touche LLP, please see the "Report of the Audit Committee" below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its independent auditors. It also recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent auditors. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by The Nasdaq Stock Market listing standards.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. The Audit Committee, however, is not professionally engaged in the practice of accounting or auditing and is not expert in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

The Audit Committee held six meetings during fiscal 2006. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Deloitte & Touche LLP. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. It met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluation of the Company's internal controls.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 30, 2006 with management and Deloitte & Touche LLP. It also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche LLP's independence, it considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 30, 2006 be included in the Company's Annual Report on Form 10-K, for filing with the SEC. It has also recommended the selection of the Company's independent auditors, and, based on its recommendation, the Board has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 29, 2007, subject to shareholder ratification.

Audit Committee

Peter G. Hanelt, Chair
Ann Iverson
Randy Katz

SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL STOCKHOLDERS

The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting stock, the number of shares and percentage of the Company's stock beneficially owned as of March 30, 2007. For the purpose of the disclosure of ownership of shares by named executive officers, below, shares are considered to be "beneficially" owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of shares, or the right to acquire beneficial ownership of shares within 60 days of March 30, 2007.

	Common Stock Beneficially Owned
	as of March 30, 2007
Name of
Beneficial Owner	Number	Percent

Dmitry Beinus (1)	2,872,224	30.0%
13245 Riverside Drive, Suite 450
Sherman Oaks, CA 91423

Royce & Associates, LLC (2)	1,092,550	11.5%
1380 Fitzgerald Drive
Pinole, CA 94564

Jack Roth (2)(3)	976,240	10.2%
1801 Century Park East
Los Angeles, CA 90067

Robert R. Hall (4)	117,224	1.2%

Bruce L. Ross (5)	37,500	*

Peter G. Hanelt (6)	21,500	*

Ann Iverson (7)	7,500	*

Randy Katz (7)	7,500	*

Mark J. Miller (7)	7,500	*

All Executive Officers and Directors	3,070,948	32.2%
as a Group (7 persons) (8)

* Less than 1%
(1) Includes 22,224 shares issuable upon exercise of outstanding options exercisable within 60 days of March 30, 2007.
(2) Based solely upon Schedules 13D or 13G filed with the SEC.
(3) Includes 195,300 shares of common stock owned by members of Mr. Roth's family, or foundations or 401(k) plans established by or for the benefit of family members. As to these shares, Mr. Roth shares power to dispose or direct the disposition of such shares, but he does not have the power to vote or to direct the voting of such shares. Mr. Roth disclaims beneficial ownership of all such shares. Without considering such shares, Mr. Roth owns 8.2% of the Company's outstanding shares.
(4) Includes 117,224 shares issuable upon exercise of outstanding options exercisable within 60 days of March 30, 2007.
(5) Includes 37,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 30, 2007. Mr. Ross replaced Mr. Watanabe as Chief Financial Officer in July 2006.

(6) Includes 17,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 30, 2007.
(7) Includes 7,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 30, 2007.
(8) Includes 218,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 30, 2007.

RELATED PARTY TRANSACTIONS

Since 1997, the Company has used Ad Marketing, Inc. for its advertising and marketing needs. Ad Marketing provides the Company with both print and advertising services, including the creation of advertising content and the buying of media time. The contract with Ad Marketing may be cancelled by either party upon giving 60 days' notice. In fiscal 2006, the Company paid Ad Marketing $5.9 million for its services.

Jack Roth is the President, Chief Executive Officer, Chairman and the principal stockholder of Ad Marketing. Mr. Roth and various members of his family directly, or indirectly through foundations and 401(k) plans, own 976,240 shares, or 10.2% of the Company's outstanding shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 2006 through December 30, 2006 all applicable filing requirements were complied with for its officers, directors, and greater than ten-percent beneficial owners.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present at the Annual Meeting. If other matters properly come before the Annual Meeting, those who act as proxies will vote in accordance with their judgment.

STOCKHOLDER PROPOSALS

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. In order for such a proposal to be included in the proxy statement for the Company's 2008 annual meeting of stockholders, it must be submitted to the Company by a stockholder prior to January 4, 2008, in a form that complies with applicable regulations. If a stockholder gives notice of the proposal after that deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the meeting.

The Company was not notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting.

COST OF SOLICITATION

All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

ANNUAL REPORT

The Company's Annual Report for the fiscal year ended December 30, 2006 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Deloitte & Touche LLP, the Company's independent auditors.

STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT FOR THE FISCAL YEAR ENDED DECEMBER 30, 2006, BY WRITING TO THE COMPANY AT: 13245 RIVERSIDE DRIVE, SUITE 450, SHERMAN OAKS, CALIFORNIA 91423, ATTENTION: STEPHEN TENG.

Dated: May 4, 2007

By Order of the Board of Directors

Bruce L. Ross, Secretary

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SHOE PAVILION, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 29, 2007

The undersigned hereby appoints Dmitry Beinus and Bruce L. Ross, or either of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SHOE PAVILION, INC. to be held at Shoe Pavilion's corporate headquarters, located at 13245 Riverside Drive, Suite 450, Sherman Oaks, California 91423 on Tuesday, May 29, 2007, at 9:00 a.m., California time, and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(Continued, and to be marked, dated and signed, on the reverse side)

↑ FOLD AND DETACH HERE ↑

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed below, Proposal 2 and in accordance with the judgment of the proxies with respect to any other matters as may properly come before the meeting or any adjournment thereof.

☒	Please mark your votes as in this example.

1. ELECTION OF DIRECTORS:

FOR all nominees listed (except as indicated)	WITHHOLD authority to vote for all nominees listed
☐	☐

Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

01 Dmitry Beinus, 02 Peter G. Hanelt, 03 Ann Iverson, 04 Randy Katz, 05 Mark J. Miller

2. TO APPROVE THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN:	For ☐	Against ☐	Abstain ☐

3. TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY:	For ☐	Against ☐	Abstain ☐

I plan to attend the meeting.
☐

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Signature(s) __________________________________________                 Date _____________________________

The signature should correspond exactly with the name appearing on the certificate evidencing your common stock holdings in the Company. If more than one name appears, all should sign. Joint owners should each sign personally.

↑ FOLD AND DETACH HERE ↑

APPENDIX A

SHOE PAVILION, INC.

SECOND AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR STOCK PLAN

TABLE OF CONTENTS

TABLE OF CONTENTS
(continued)

8.1	Grant of Restricted Stock	6
8.2	Restricted Stock Agreement	6
8.3	Transferability	6
8.4	Other Restrictions	7
8.5	Certificate Legend	7
8.6	Removal of Restrictions	7
8.7	Voting Rights	7
8.8	Dividends and Other Distributions	7
8.9	Return of Restricted Stock to Company	7

SECTION 9	MISCELLANEOUS	8
9.1	Amendment or Termination of the Plan	8
9.2	Beneficiary Designation	8
9.3	No Effect Upon Other Compensation Plans	8
9.4	No Effect on Service	8
9.5	Requirements of Law	8
9.6	Successors	8
9.7	Rule 16b-3 Compliance	8
9.8	Captions	9
9.9	Governing Law	9
9.1	Applicable Law; Severability	9
9.11	Change in Control	9
9.12	Cash Out of Awards	9
9.13	Accelerated Vesting	9

EXECUTION		10

SHOE PAVILION, INC.

SECOND AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR STOCK PLAN

SECTION 1
ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment. Shoe Pavilion, Inc., a Delaware corporation (the "Company"), hereby establishes as of February 22, 1998 the "Shoe Pavilion, Inc. Non-Employee Director Stock Plan" (the "Plan"), for the benefit of certain Non-Employee members of the Board of Directors of the Company ("Non-Employee Directors"), in order to compensate such Non-Employee Directors for their past services by awarding them stock options ("Options") or restricted stock awards ("Restricted Stock") under the Plan.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company, by attracting, retaining and motivating Non-Employee Directors of outstanding competence. The Plan also is designed to align the interests of Non-Employee Directors with the interests of the stockholders of the Company.

1.3    Effective Date. The Plan is effective as of February 22, 1998.

1.4    Duration of the Plan. The Plan shall commence on the date specified in Section 1.3, and subject to the right of the Board of Directors of the Company to terminate the Plan at any time and for any reason pursuant to Section 9, shall remain in effect thereafter. Notwithstanding the preceding sentence, each Option shall remain in effect until such Option has been satisfied by the issuance of Shares or terminated in accordance with its terms and the terms of the Plan. In the event that on any date of grant the aggregate number of Shares to be subject to Options or Restricted Stock Awards granted to all Non-Employee Directors exceeds the number of Shares then available for grant under the Plan, each Non-Employee Director shall share pro rata in the number of Shares that remain available for grant on such date.

SECTION 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated unless a different meaning is plainly required by the context:

2.1    Award means, individually or collectively, a grant under the Plan of Options or Restricted Stock.

2.2    Board or Board of Directors means the Board of Directors of the Company.

2.3    Change in Control means the occurrence of any of the following events:

2.3.1    Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, or securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

2.3.2    The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

2.3.3    The consummation or a liquidation or dissolution of the Company; or

2.3.4    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.4    Code means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.5    Company means Shoe Pavilion, Inc., a Delaware corporation, or any successor thereto.

2.6    Director means an individual who is a member of the Board.

2.7    Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto. Reference to a specific section of the Exchange Act shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.8    Exercise Price means the price at which a Share may be purchased pursuant to an Option.

2.9    Fair Market Value means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or if there were no sales on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Board of Directors.

2.10    Non-Employee Director means a Director who is an employee of neither the Company nor of any Subsidiary.

2.11    Option means an option to purchase Shares which has been granted under the provisions of the Plan. Options are not intended to be incentive stock options under section 422 of the Code.

2.12    Participant means a Non-Employee Director to whom an Option or Restricted Stock Award has been granted under the provisions of the Plan.

2.13    Plan means the Shoe Pavilion, Inc. Non-Employee Director Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.14    Restricted Stock means an Award granted to a Participant pursuant to Section 8 of this Plan.

2.15    Shares means the shares of common stock of the Company.

2.16    Subsidiary means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.17    Termination of Service means a cessation of the Non-Employee Director's service on the Board for any reason.

SECTION 3
ADMINISTRATION OF THE PLAN

3.1    Administrator. The Plan shall be administered by the Board of Directors; however, the Board may delegate its duties and responsibilities under the Plan to the Compensation Committee of the Board. The Board of Directors or the Compensation Committee, if applicable, is referred to herein as the Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions.

3.2    Authority of the Administrator. The Administrator shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation in accordance with its terms, including, but not limited to, the following powers:

3.2.1    To interpret the provisions of the Plan and to determine, in its sole discretion, any question arising under, or in connection with the administration or operation of, the Plan;

3.2.2    To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan; and

3.2.3    To prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations which may be necessary or advisable for the administration of the Plan.

3.3    Decisions Binding. All actions, interpretations and decisions of the Administrator shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

3.4    Administrative Expenses. All expenses incurred in the administration of the Plan by the Administrator, or otherwise, including legal fees and expenses, shall be paid and borne by the Company.

3.5    Indemnification. Each person who is or shall have been a member of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for grant under the Plan may not exceed 100,000. Such Shares may be either authorized but unissued Shares or treasury Shares.

4.2    Effect of Lapsed Options or Restricted Stock Awards. If an Option or an Award of Restricted Stock is cancelled, terminates, expires or lapses for any reason, any Shares subject to such Option or Restricted Stock Award again shall be made available for grant under the Plan (to the same Participant or to a different person).

4.3    Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or the Exercise Price of Shares subject to outstanding Options or Restricted Stock Awards, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent the dilution or diminishment of Options or Restricted Stock Awards. Notwithstanding the preceding sentence, the number of Shares subject to any Option or Restricted Stock Award always shall be a whole number.

SECTION 5
ELIGIBILITY

5.1    Eligibility. All Non-Employee Directors shall be eligible to participate in the Plan.

5.2    Consideration for Grant of Option or Restricted Stock Award. Any Option or Restricted Stock Award under the Plan shall be granted in consideration of the past services of the Participant.

SECTION 6
AWARD UPON ELECTION TO BOARD AND
SUBSEQUENT ANNUAL AWARDS

6.1    Initial Award. Each Non-Employee Director shall receive on the date he or she is initially elected to serve as a member of the Board of Directors either (i) an Option to purchase 7,500 Shares or (ii) a grant of 1,800 Restricted Shares, the exact nature of the Award to be determined by the Board of Directors at or before the time of election.

6.2    Annual Awards. Each Participant who has been granted an Award pursuant to Section 6.1 shall be entitled to receive, on the date of each subsequent annual meeting of the stockholders of the Company, either an Option grant pursuant to Section 7 or an Award of Restricted Stock pursuant to Section 8, in the sole discretion of the Board.

SECTION 7
OPTIONS

7.1    Ongoing Grant of Options. If the Administrator elects to grant Options rather than Restricted Stock Awards in any particular year under this Plan, each Participant who has been granted an Award pursuant to Section 6.1, shall receive, on the date of the next annual meeting of the stockholders of the Company, an Option to purchase an additional 2,500 Shares, provided that the Participant is a Non-Employee Director on each such date of grant.

7.2    Terms of Options.

7.2.1    Option Agreement. Each Option shall be evidenced by a written stock option agreement which shall be executed by the Participant and the Company.

7.2.2    Exercise Price. The Exercise Price for the Shares subject to each Option shall be one hundred percent (100%) of the Fair Market Value of such Shares on the date of grant.

7.2.3    Exercisability of Options. Each Option shall become exercisable in full on the first anniversary of the date of grant of the Option.

7.2.4    Expiration of Options. Each Option shall terminate upon the earlier of (a) the expiration of six (6) years from the date of grant of the Option, or (b) the expiration of nine (9) months from the date of the Participant's Termination of Service as a Director for any reason. Notwithstanding the preceding sentence, if a Participant incurs a Termination of Service prior to the date that an Option held by him or her has become exercisable pursuant to Section 7.2.3, such Option shall terminate on the date of the Participant's Termination of Service as a Director.

7.2.5    Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Exercise Price for any such Shares shall be payable to the Company in full in cash or its equivalent.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant Share certificates (in the Participant's name) representing such Shares.

7.2.6    Restrictions on Share Transferability. The Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option, as it may deem advisable, including, but not limited to, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

7.2.7    Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted in Section 9.2. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 8
RESTRICTED STOCK

8.1    Grant of Restricted Stock. If the Administrator elects to grant Restricted Stock Awards rather than Options in any particular year under this Plan, each Participant who has previously been granted an Award pursuant to Section 6.1, shall receive, on the date of the next annual meeting of the stockholders of the Company, an award of 600 shares of Restricted Stock.

8.2    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period (or Periods) of Restriction, the number of Restricted Stock Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.3    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Administrator and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock shall bear the following legend:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Shoe Pavilion, Inc. Non-

Employee Director Stock Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Shoe Pavilion, Inc."

8.6    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the Shares are released from restrictions, the Participant shall be entitled to have the legend or legends required by Section 8.4 and 8.5 removed from his or her Share certificate.

8.7    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares unless otherwise provided in the Award Agreement.

8.8    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeit ability as the Shares of Restricted Stock with respect to which they were paid.

8.9    Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 8.6, upon the earlier of (a) the Participant's Termination of Service, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

SECTION 9
MISCELLANEOUS

9.1    Amendment or Termination of the Plan. The Board, in its sole discretion, may amend, alter, modify or terminate the Plan, in whole or in part, at any time and for any reason. However, only if and to the extent required to maintain the Plan's qualification under Rule 16b-3 promulgated under the Exchange Act, any such amendment shall be subject to stockholder approval. Neither the amendment, suspension, termination, nor scheduled expiration of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan.

9.2    Beneficiary Designation. If permitted by the Administrator, a Participant may name a beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Administrator. In the absence of any such designation, or if no beneficiary survives the Participant, benefits remaining unpaid at the Participant's death shall be paid to the person or persons entitled to such benefits under the Participant's will or, if the Participant shall fail to make testamentary disposition of such benefits, his or her legal representative. Any transferee must furnish the Company with (a) written notice of his or her status as a transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9.3    No Effect Upon Other Compensation Plans. The adoption of this Plan shall not affect any other stock option, compensation or incentive plans in effect for the Company or any Subsidiary, and this Plan shall not preclude the Board from establishing any other forms of incentive or compensation for Non-Employee Directors.

9.4    No Effect on Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's service on the Board of Directors at any time, with or without cause.

9.5    Requirements of Law. The granting of Options and Restricted Stock Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

9.6    Successors. All obligations of the Company under the Plan, with respect to Options and Restricted Stock Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

9.7    Rule 16b-3 Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan, an Option, Restricted Stock Award or any action by the Administrator, or the Board of Directors as a whole, fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors. Notwithstanding any contrary provision of the Plan, if the Board of Directors specifically determines that compliance with Rule 16b-3 no longer is required, all references in the Plan to Rule 16b-3 shall be of no force or effect.

9.8    Captions. The captions contained herein and in the table of contents are provided as a matter of convenience only, and in no way define, limit, enlarge or describe the scope or intent of the Plan. Such captions shall not affect in any way the construction of any provision of the Plan.

9.9    Governing Law. The Plan and all Options Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

9.10    Applicable Law; Severability. The Plan hereby created shall be construed, administered and governed in all respects in accordance with the laws of the State of California (with the exception of its conflict of laws provisions). If any provision of this instrument shall be held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions hereof shall continue to be fully effective.

9.11    Change in Control. In the event of a Change in Control of the Company as defined in Section 2.2, all unvested Awards, including Options and Restricted Stock grants, then outstanding shall be accelerated and deemed fully vested and exercisable, in the case of Options, or free of all restrictions, in the case of Restricted Stock Awards, as of the effective date of such Change in Control event. The Company shall give each Director holding Options at least thirty (30) days prior written notice of the anticipated effective date of any such Change in Control event. Notwithstanding anything in this Plan or in any Option agreement to the contrary, (i) all Option exercises effected during the 30-day period prior to the effective date of any such Change in Control event, shall be deemed effective immediately prior to the closing of such Change in Control event, and (ii) if the Company abandons or otherwise fails to close any such Change in Control event, then (a) all exercises during the foregoing 30-day period shall cease to be effective ab initio and (b) the outstanding Options shall be exercisable as otherwise determined under the applicable Option agreement and without consideration of this Section 9.11 or the corresponding provisions of any Option agreement.

9.12    Cash Out of Awards. Notwithstanding Section 9.11, in event of a Change in Control of the Company as defined in Section 2.2, each Participant agrees that the Administrator may, in its sole and absolute discretion, cancel all Awards granted under this Plan from Participant in exchange for a cash payment to the Award holder equal to the greater of (A) the average closing price of the Company's Common Stock for a consecutive five days period, less the Exercise Price or (B) the highest price per share actually paid in connection with the Change of Control of the Company, less the Exercise Price.

9.13    Accelerated Vesting. Accelerated vesting of all Awards will occur as outlined in the event of a Change of Control as outlined in Section 2.2 In addition, the Administrator may in its sole and absolute discretion provide for earlier accelerated vesting of an Award in full or in part at any time.

EXECUTION

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan on the date indicated below.

SHOE PAVILION, INC.
Dated Revised April 27, 2007	By /s/ Dmitry Beinus Name: Dmitry Beinus Title: Chairman, President and Chief Executive Officer